Exhibit 99.1

 ClearOne, Inc. Reports Third Quarter 2023 Financial Results

- Improved Production Output Drives Significant Reductions in Backlog -

- Sequential and Year-over-Year OpEx Reductions Reflect Continued Benefits of Cost Optimization Initiatives -

SALT LAKE CITY, UTAH – November 9, 2023 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three-month period ended September 30, 2023.

“In the third quarter, we continued ramping shipments for our leading communication solutions and operating from a leaner expense structure,” said Derek Graham, CEO of ClearOne. “We began shipping our Dante®-enabled BMA 360D microphone array ceiling tile to positive early reception, and we drove significant reductions in our overall backlog as a result of increased production output from our contract manufacturer. In fact, our production levels are now in line with the volumes we generated prior to our manufacturing transition from China to Singapore, which we expect to complete by the end of Q4. Our most popular products are now in stock and ready to ship. We believe the flow of sales orders at the end of Q3 slowed down considerably due to the cumulative impact of past product shortages. As we further improve manufacturing output and lead times, we believe customer ordering patterns will normalize.

“Alongside our increased production, we also made steady progress with our cost optimization efforts, reducing operating expenses 3% sequentially and 16% year-over-year. With approximately $20.0 million in cash and investments at the end of September 2023 and a more efficient operating model, we believe we are on track to deliver top-line improvements in the fourth quarter and beyond.”

Operational Highlights

  Debuted new Versa USB22D Dante Adapter at InfoComm India 2023, enabling users to seamlessly connect computers to a Dante network and use any audio application for playback or capture without installing software.
  DIALOG® UVHF Wireless Microphone System was named a winner of the 2023 AV Technology magazine Pro AV Best in Market award program and the 2023 Tech & Learning Magazine Awards of Excellence, highlighting the system’s innovative audio performance and adaptability.
  Expanded the  Company’s comprehensive portfolio of commercial and residential solutions to the D-Tools software platform for integrators. The D-Tools product library now features detailed information on ClearOne’s full line of communications, conferencing, and collaboration solutions and related accessory parts.
  Showcased a complete suite of collaboration, conferencing, and communication products and programs at CEDIA 2023. The display included the Versa® Mediabar™ video soundbar, the recently launched CHAT® 150 BT Speakerphone, UNITE® 60 4K ePTZ Wide-Angle Tracking Camera, COLLABORATE® Versa® Pro CT, COLLABORATE® Versa® Lite CT, and COLLABORATE® Versa® 60.

Graham continued: “Through and beyond the third quarter, we have continued launching new products and expanding the reach of our portfolio. In late October, we debuted our Versa® USB22D Dante® Adapter at InfoComm India 2023. This new product offers classrooms, businesses of all sizes, and residential customers seamless access to a Dante® network on any computer.

“Additionally, our DIALOG® UVHF Wireless Microphone System—which was just launched in June of this year—was recognized as a winner at both the 2023 Tech & Learning Magazine Awards of Excellence and 2023 AV Technology Pro AV Best in Market awards. Receiving this industry recognition for one of our newest products reinforces our position as an industry leader in producing innovative communication solutions for all types of use cases. We also expect to commence shipments of the DIALOG® UVHF during the fourth quarter, with greater revenue contributions expected from the product in the first quarter of 2024.

“Moving into the fourth quarter, we are working to complete our manufacturing transition and drive greater market demand for ClearOne’s audio solutions. We are focused on generating sustainable revenue growth by ramping shipments of our BMA 360D and DIALOG® UVHF, as well as rolling out our remaining new product launches. With our expanding product library and optimized cost and capital structure, we aim to build upon the foundation we’ve laid to drive ongoing product innovation and expand our share of the AV market.”

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Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q3 2023 revenue was $4.9 million, compared to $6.3 million in Q3 2022 and $5.5 million in Q2 2023. The 11% sequential decrease was driven by reduced demand all product categories except our cameras. We believe the flow of sales orders at the end of Q3 2023 slowed down considerably due to the cumulative impact of past product shortages. The year-over-year decrease was mainly due to sustained inventory sourcing and order fulfillment challenges for the Company’s core audio conferencing and beamforming microphone arrays as a result of delays in the transition of outsourced manufacturing from China to Singapore.

●	GAAP gross profit in Q3 2023 was $1.6 million, compared to $2.6 million in Q3 2022 and $1.8 million in Q2 2023. GAAP gross profit margin was 33% in Q3 2023, compared to 34% in Q2 2023 and 41% in Q3 2022. Gross profit margin improved by approximately 100 basis points sequentially due to reduced inventory obsolescence costs. Gross profit margin decreased year-over-year due to increased administration and overhead costs as a percentage of revenue and change in the revenue mix of the products.

●	Operating expenses in Q3 2023 improved to $3.1 million, compared to $3.7 million in Q3 2022 and $3.2 million in Q2 2023. Non-GAAP operating expenses in Q3 2023 improved to $2.9 million compared to $3.1 million in Q2 2023 and $3.0 million in Q3 2022. The sequential and year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2022.

●	GAAP net loss in Q3 2023 was $(1.4) million, or $(0.06) per share, compared to a net loss of $(1.2) million, or $(0.05) per share, in Q3 2022 and a net loss of $(1.0) million, or $(0.04) per share, in Q2 2023. The sequential and year-over-year increase in net loss was primarily due to the aforementioned decrease in revenue and gross profit, partially offset by a decrease in operating expenses and increase in interest income.

●	Non-GAAP net loss in Q3 2023 was $(1.2) million, or $(0.05) per share, compared to a Non-GAAP net loss of $(0.5) million, or $(0.02) per share, in Q3 2022 and a Non-GAAP net loss of $(0.9) million, or $(0.04) per share, in Q2 2023. The sequential and year-over-year increase in net losses were driven by the aforementioned decrease in revenue and gross profit partially offset by a decrease in operating expenses and increase in interest income..

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($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	Change in % Favorable/ (Adverse)	2023	2022	Change in % Favorable/ (Adverse)
GAAP
Revenue	$4,889	$6,264	(22)	$14,550	$21,184	(31)
Gross profit	1,616	2,570	(37)	4,779	8,193	(42)
Operating expenses	3,105	3,700	16	9,812	12,825	23
Operating loss	(1,489)	(1,130)	(32)	(5,033)	(4,632)	(9)
Net loss	(1,351)	(1,248)	(8)	(3,202)	(3,472)	8
Diluted loss per share	(0.06)	(0.05)	(20)	(0.13)	(0.15)	13
Non-GAAP
Non-GAAP operating expenses	$2,933	$2,992	2	$9,349	$10,704	13
Non-GAAP operating loss	(1,315)	(420)	(213)	(4,565)	(2,505)	(82)
Non-GAAP net loss	(1,177)	(538)	(119)	(4,084)	(2,873)	(42)
Non-GAAP Adjusted EBITDA	(1,006)	(360)	(179)	(3,395)	(2,321)	(46)
Non-GAAP diluted loss per share	(0.05)	(0.02)	(150)	(0.17)	(0.12)	(42)

Balance Sheet Highlights

As of September 30, 2023, cash, cash equivalents and investments were $20.0 million, as compared with $1.0 million as of December 31, 2022. As of September 30, 2023, the Company carried an aggregate debt of $1.2 million on account of senior convertible notes issued in December 2019.

Nasdaq Minimum Bid Price Requirement

On August 1, 2023, ClearOne received a letter from the Listing Qualifications Department of the Nasdaq Stock Market informing the Company that because the closing bid price for its common stock was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from August 1, 2023, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before January 29, 2024, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved.

ClearOne intends to continue actively monitoring the closing bid price for its common stock between now and January 29, 2024, and the Company will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. Further details can be found in ClearOne’s related Form 8-K filed on August 3, 2023 and in the Company’s Form 10-Q for the three and six months ended June 30, 2023.

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About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2022 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

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 CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$13,694	$984
Current marketable securities	5,698	—
Legal settlement receivable	—	55,000
Receivables, net of allowance of $326	3,874	3,603
Inventories, net	8,664	8,961
Income tax receivable	6,381	1,071
Prepaid expenses and other assets	3,776	7,808
Total current assets	42,087	77,427
Long-term marketable securities	583	—
Long-term inventories, net	2,870	2,707
Property and equipment, net	590	383
Operating lease - right of use assets, net	1,081	1,047
Intangibles, net	1,794	2,071
Other assets	112	115
Total assets	$49,117	$83,750
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,759	$1,284
Accrued liabilities	2,340	3,041
Deferred product revenue	38	63
Short-term debt	1,204	3,732
Total current liabilities	5,341	8,120
Operating lease liability, net of current	755	492
Other long-term liabilities	1,008	1,008
Total liabilities	7,104	9,620

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,960,684 and 23,955,767 shares issued and outstanding, respectively	24	24
Additional paid-in capital	46,015	74,910
Accumulated other comprehensive loss	(308)	(288)
Accumulated deficit	(3,718)	(516)
Total shareholders' equity	42,013	74,130
Total liabilities and shareholders' equity	$49,117	$83,750

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$4,889	$6,264	$14,550	$21,184
Cost of goods sold	3,273	3,694	9,771	12,991
Gross profit	1,616	2,570	4,779	8,193

Operating expenses:
Sales and marketing	1,119	1,151	3,634	4,273
Research and product development	889	876	2,805	3,406
General and administrative	1,097	1,673	3,373	5,146
Total operating expenses	3,105	3,700	9,812	12,825

Operating loss	(1,489)	(1,130)	(5,033)	(4,632)

Interest expense	(86)	(90)	(469)	(285)
Other income, net	243	(3)	2,346	1,505

Loss before income taxes	(1,332)	(1,223)	(3,156)	(3,412)

Provision for income taxes	19	25	46	60

Net loss	$(1,351)	$(1,248)	$(3,202)	$(3,472)

Basic weighted average shares outstanding	23,960,313	23,952,555	23,957,311	23,933,033
Diluted weighted average shares outstanding	23,960,313	23,952,555	23,957,311	23,933,033

Basic loss per share	$(0.06)	$(0.05)	$(0.13)	$(0.15)
Diluted loss per share	$(0.06)	$(0.05)	$(0.13)	$(0.15)

Comprehensive loss:
Net loss	$(1,351)	$(1,248)	$(3,202)	$(3,472)
Unrealized loss on available-for-sale securities, net of tax	(31)	—	(17)	(2)
Change in foreign currency translation adjustment	(7)	(22)	(3)	(45)
Comprehensive loss	$(1,389)	$(1,270)	$(3,222)	$(3,519)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
GAAP operating loss	$(1,489)	$(1,130)	$(5,033)	$(4,632)
Stock-based compensation	33	24	80	89
Amortization of intangibles	141	686	388	2,038
Non-GAAP operating loss	$(1,315)	$(420)	$(4,565)	$(2,505)

GAAP net loss	$(1,351)	$(1,248)	$(3,202)	$(3,472)
Stock-based compensation	33	24	80	89
Amortization of intangibles	141	686	388	2,038
Other income adjustment	—	—	(1,350)	—
CARES Act PPP loan forgiveness	—	—	—	(1,528)
Non-GAAP net loss	$(1,177)	$(538)	$(4,084)	$(2,873)

GAAP net loss	$(1,351)	$(1,248)	$(3,202)	$(3,472)
Number of shares used in computing GAAP diluted loss per share	23,960,313	23,952,555	23,957,311	23,933,033
GAAP diluted loss per share	$(0.06)	$(0.05)	$(0.13)	$(0.15)
Non-GAAP net loss	$(1,177)	$(538)	$(4,084)	$(2,873)
Number of shares used in computing Non-GAAP diluted loss per share	23,960,313	23,952,555	23,957,311	23,933,033
Non-GAAP diluted loss per share	$(0.05)	$(0.02)	$(0.17)	$(0.12)

GAAP net loss	$(1,351)	$(1,248)	$(3,202)	$(3,472)
Stock-based compensation	33	24	80	89
Interest expense	86	90	469	285
Depreciation	66	63	174	207
Amortization of intangibles	141	686	388	2,038
Other income adjustment	—	—	(1,350)	—
CARES Act PPP loan forgiveness	—	—	—	(1,528)
Provision for (benefit from) income taxes	19	25	46	60
Non-GAAP Adjusted EBITDA	$(1,006)	$(360)	$(3,395)	$(2,321)

Contact:

Narsi Narayanan

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com

Investor Relations Contact

Matt Glover or Jackie Keshner

Gateway Group, Inc.

949-574-3860

CLRO@gateway-grp.com

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